EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated November 29, 2023, with respect to the consolidated financial statements and internal control over financial reporting of ESCO Technologies Inc. included in the Annual Report on Form 10-K for the year ended September 30, 2023, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

St. Louis, Missouri

November 29, 2023